UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2013, Flotek Industries, Inc. (the “Company”) and its affiliates entered into the First Amendment (the “Amendment”) to Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association dated as of May 10, 2013, as amended to date (the “Credit Agreement”). Pursuant to the Amendment, (i) the definition of Permitted Acquisitions was amended to give the Company greater flexibility to make acquisitions and (ii) the terms of the Company’s outstanding term loan were amended to account for a redetermination of the Company’s borrowing base. The Company also agreed to pay a one-time fee in connection with the Amendment. The description of the changes to the Credit Agreement effected by the Amendment is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 7, 2014	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated December 31, 2013.